UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2015

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying accountant

(a) Change of Independent Registered Public Accountant
On February 4, 2015 and February 5, 2015, KPMG Audit Plc (“KPMG Audit”), the independent registered public accountant of Aspen Insurance Holdings Limited (the “Company”), informed the Company’s Audit Committee (the “Audit Committee”) and Board of Directors (the “Board of Directors”), respectively, that due to a reorganization of KPMG’s U.K. operations, KPMG in the U.K. has instigated an orderly wind down of the business of KPMG Audit and requested a transfer of the Company’s audit to KPMG LLP. Accordingly, KPMG Audit will decline to stand for re-election as the Company’s independent registered public accountant at the Company’s 2015 annual general meeting. The Board of Directors and the Audit Committee have therefore approved a decision to put KPMG LLP forward to be appointed as auditor and a resolution concerning KPMG LLP’s appointment will be put to a shareholder vote at the Company’s 2015 annual general meeting, following which, if approved, KPMG Audit will cease being the Company’s independent registered public accountant.
The reports of KPMG Audit on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. The audit reports of KPMG Audit on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles generally accepted in the United States of America.
During the Company’s two most recently audited fiscal years ended December 31, 2013 and 2012 and during the subsequent interim reporting periods through February 5, 2015 (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG Audit on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG Audit would have caused KPMG Audit to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
The Company provided KPMG Audit with a copy of this Form 8-K and requested that KPMG Audit provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG Audit agrees with the above disclosures. A copy of KPMG Audit’s letter, dated February 5, 2015, is attached as Exhibit 16.1 to this Form 8-K.
(b) Appointment of Independent Registered Public Accountant
On February 4, 2015 and February 5, 2015, the Audit Committee and the Board of Directors, respectively, approved a decision to put to the Company’s shareholders at the Company’s 2015 annual general meeting the appointment of KPMG LLP as the Company’s independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2015. A resolution concerning KPMG LLP’s appointment will be put to a shareholder vote at the Company’s 2015 annual general meeting, following which, if approved, KPMG LLP will commence being the Company’s independent registered public accountant.
During the Company’s two mostly recently audited fiscal years ended December 31, 2013 and 2012 and during the subsequent interim reporting periods through February 5, 2015, neither the Company nor anyone acting on its behalf consulted KPMG LLP regarding any matters identified within Items 304(a)(2)(i) or (ii) of Regulation S-K.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4 and 5, 2015, the Compensation Committee and the Board of Directors (collectively, the “Board”) of the Company agreed in principle to make changes to the severance arrangements of its named executive officers (the “NEOs” and, each, an “NEO”), in connection with a change in control of the Company. The description below is qualified in its entirety by the terms of the amended employment and service agreements to be filed with the Securities and Exchange Commission as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Following a review of each NEO’s employment or service agreement, the Board agreed to increase the cash severance payable to certain NEOs in connection with a termination of employment without “cause” or for “good reason,” in each case, prior to or 2 years following a change in control of the Company. As agreed by the Board, in addition to other severance benefits, the amended arrangements will entitle each NEO to a cash severance payment equal to the product of (i) a specified multiplier, and (ii) the sum of the NEO’s (x) annual base salary and (y) average annual bonus over the preceding 3 years. The multiplier for Messrs. Boornazian and Vitale will be 2 (increasing from 1 for each of Messrs. Boornazian and Vitale) and the multiplier for Mr. Kirk will be 1.5 (increasing from 1).
Section 9 - Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits

(d) The following exhibit is furnished under Item 4.01 as part of this report:

16.1 Letter from KPMG Audit plc to the Securities and Exchange Commission, dated February 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: February 5, 2015	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer